UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 15, 2015

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

5501 Old York Road

Philadelphia, Pennsylvania 19141

(Address of Principal Executive Offices)

(215) 456-2312
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On April 15, 2015, Redpoint Bio Corporation, a Delaware corporation (the “Company”), received written notice of termination (the “Notice”) from International Flavors & Fragrances Inc., a New York corporation (“IFF”), effective July 17, 2015 (the “Termination Date”), of the License and Commercialization Agreement (the “Agreement”), dated as of June 29, 2010 (the “Effective Date”), between the Company and IFF. IFF delivered the Notice pursuant to the provisions of the Agreement allowing it to terminate the Agreement upon ninety (90) days’ prior written notice to the Company. Upon termination of the Agreement, all licenses granted by the Company to IFF under this Agreement shall terminate in their entirety on the Termination Date and IFF shall as promptly as commercially practicable (a) transfer to the Company (i) possession and ownership of all governmental or regulatory correspondence, filings and approvals relating to the “Licensed Technology” (as defined in the Agreement), (ii) copies of all data, reports, records and materials in IFF’s possession or control relating to the Licensed Technology to the extent not publicly available, and (iii) all records and materials in IFF’s possession or control containing “Confidential Information” (as defined in the Agreement”) of the Company, and (b) if the Company so requests, transfer any “Third Party” agreements, including the “Supply Agreements” relating to RP44 (as such quoted terms are defined in the Agreement).

Under the Agreement, the Company had granted IFF an exclusive license to develop, manufacture, use and commercialize RP44, the Company’s all natural sweetness enhancer for use in favor systems in beverages, dairy products, confectionary products, snack products and bakery products, anywhere in the world for five years from the Effective Date. In partial consideration of the Company’s agreement to grant an exclusive license to IFF pursuant to the terms and conditions of the Agreement, IFF agreed to pay the Company an upfront fee in the amount of $500,000. In addition, IFF agreed to pay the Company two milestone payments of $500,000 each based upon certain criteria regarding supply and regulatory approval, as set forth in the Agreement. During the Royalty Term (as defined in the Agreement), IFF would make royalty payments to the Company based on the amount of RP44 purchased by IFF for use in Products. To date, IFF has paid a total of $450,000 in minimum royalties and is required to pay the Company an additional $125,000 in minimum royalties that is due through the Termination Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDPOINT BIO CORPORATION

Dated: April 21, 2015

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary